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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The consolidated financial statements incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein as reference upon the authority of said firm as experts in giving said statement.

                                          /s/ ARTHUR ANDERSON LLP

San Diego, California
July 16, 1999